Exhibit 23(c)

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

March 1, 2021

Denbury Inc.
5851 Legacy Circle
Plano, Texas 75024

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, to the inclusion of our report of third party dated February 5, 2021, regarding the proved reserves of Denbury Inc., and to the inclusion of information taken from our reports entitled “Report as of December 31, 2020 on Reserves and Revenue of Certain Properties with interests attributable to Denbury Inc.,” “Report as of December 31, 2019 on Reserves and Revenue of Certain Properties with interests attributable to Denbury Resources Inc.,” and “Report as of December 31, 2018 on Reserves and Revenue of Certain Properties with interests attributable to Denbury Resources Inc. SEC Case” in the Annual Report on Form 10-K of Denbury Inc. for the year ended December 31, 2020.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGolyer and MacNaughton
Texas Registered Engineering Firm F-716